Exhibit 99.3

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Chevy Chase, Maryland

CONSOLIDATED FINANCIAL STATEMENTS

Including Report of Independent Auditors

For the Year Ended

December 31, 2016

INDEPENDENT AUDITORS’ REPORT

The Partners
JBG/Operating Partners, L.P.

We have audited the accompanying consolidated financial statements of JBG/Operating Partners, L.P. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of income and comprehensive income, changes in partners’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JBG/Operating Partners, L.P. and its subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

McLean, Virginia
June 8, 2017

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Balance Sheet

As of December 31, 2016

(dollar amounts in thousands)

Assets
Current assets
Cash and cash equivalents	$5,091
Accounts receivable	8,107
Prepaid expenses and other current assets	1,036
Due from affiliates	8,852
Total current assets	23,086
Intangible assets, net	1,116
Goodwill	8,967
Investment in affiliates	151
Property and equipment, net	6,189
Total Assets	$39,509
Liabilities and Partners’ Deficit
Current liabilities
Line of credit	$3,600
Accounts payable	424
Accrued expenses	20,880
Accrued limited partner profit-sharing expense, current	4,223
Deferred rent, current	302
Contingent purchase consideration payable	1,675
Due to affiliate	156
Total current liabilities	31,260
Accrued limited partner profit-sharing expense, net of current portion	128,758
Deferred rent, net of current portion	2,871
Total Liabilities	162,889
Total Partners’ Deficit	(123,380)
Total Liabilities and Partners’ Deficit	$39,509

See accompanying notes to the consolidated financial statements.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statement of Income and Comprehensive Income

For the Year Ended December 31, 2016

(dollar amounts in thousands)

Revenues
Asset management fees	$35,992
Asset management fee credits	3,757
Development and construction management fees	26,049
Property management fees	21,873
Leasing fees	6,068
Other revenue	3,907
Total revenues	97,646
Operating Expenses
Salary and benefits—reimbursement to general partner	55,516
Limited partner profit-sharing expense	24,471
Asset management fee credit expense	3,757
General and administrative	14,959
Depreciation and amortization	1,827
Total operating expenses	100,530
Operating Loss	(2,884)
Income from investments in affiliates	539
Other Income (Expenses)
Gain on acquisition of affiliate, net	3,412
Loss on disposal of equipment	(9)
Interest expense	(303)
Total other income (expenses)	3,100
Income Before Income Taxes	755
Income Taxes	(386)
Net Income	369
Other comprehensive income	—
Comprehensive Income	$369

See accompanying notes to the consolidated financial statements.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statement of Changes in Partners’ Deficit

For the Year Ended December 31, 2016

(dollar amounts in thousands)

Balance, January 1, 2016	$(123,749)
Net Income	369
Balance, December 31, 2016	$(123,380)

See accompanying notes to the consolidated financial statements.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2016

(dollar amounts in thousands)

Cash Flows from Operating Activities
Net income	$369
Reconciliation adjustments
Gain on acquisition of affiliate, net	(3,412)
Loss on disposal of equipment	9
Depreciation and amortization	1,827
Other adjustments	60
Income from investment in affiliates	(539)
Distributions from affiliates	604
Changes in, net of acquired amounts:
Accounts receivable	287
Prepaid expenses and other current assets	107
Accounts payable	99
Accrued expenses	2,195
Accrued limited partner profit-sharing expense	4,517
Due from affiliate, net	(7,901)
Deferred rent	(199)
Net cash used in operating activities	(1,977)
Cash Flows from Investing Activities
Acquisition of affiliate	(4,668)
Acquisition of property and equipment	(427)
Net cash used in investing activities	(5,095)
Cash Flows from Financing Activities
Line of credit advances	12,000
Line of credit repayments	(8,400)
Loan costs	(60)
Net cash provided by financing activities	3,540
Net Decrease in Cash and Cash Equivalents	(3,532)
Cash and Cash Equivalents, beginning of year	8,623
Cash and Cash Equivalents, end of year	$5,091
Supplemental Disclosure of Cash Flow Information
Interest paid	$243
Taxes paid	$313
Supplemental Disclosure of Non-Cash Activity
Contingent consideration for acquisition of affiliate	$2,000

See accompanying notes to the consolidated financial statements.

JBG/OPERATING PARTNERS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollar amounts in thousands)

NOTE 1—ORGANIZATION

JBG/Operating Partners, L.P. and subsidiaries (the “Partnership”) is a limited partnership under the laws of the State of Delaware and will continue in perpetuity, unless earlier terminated or dissolved pursuant to the limited partnership agreement or by operation of law.

The Partnership is a fee-based real estate services company that is owned by a group of investors, including a general partner and nineteen limited partners (the “Limited Partners”). The Limited Partners, and all other personnel providing services to and on behalf of the Partnership, are employees of the Partnership’s general partner. The Partnership reimburses its general partner for all salary, benefits, and related costs under a cost reimbursement arrangement.

The Partnership operates in the Washington, DC metropolitan area and earns fees in connection with investment, development, assets and property management, leasing, construction management, tenant improvement construction and finance services provided to commercial office properties, multifamily (both rental and for-sale), retail and hotels. Substantially all fee revenue earned by the Partnership is from services provided for the real estate assets owned by affiliated real estate investment funds (the “Funds”) and other real estate investment vehicles (collectively, the “Contributing Entities”). The Contributing Entities own interests in real estate assets through separate limited liability companies (“Property LLCs”). The Partnership, Contributing Entities, and Property LLCs are not under common control or ownership.

On October 31, 2016, the Partnership entered into a Master Transaction Agreement (the “Transaction Agreement”) with Vornado Realty Trust, Vornado Realty L.P., JBG Properties, Inc., certain affiliates of JBG Properties, Inc., JBG SMITH Properties (“JBG SMITH”) and JBG SMITH Properties LP, a Delaware limited partnership and JBG SMITH’s subsidiary operating partnership (the “Operating Partnership”), pursuant to which, among other things, the Partnership, and the Funds’ interests in certain separate Property LLCs’ will be contributed through a series of formation transactions to the Operating Partnership, in exchange for the right to receive units of limited partnership interest in the Operating Partnership or common shares of JBG SMITH or, in certain circumstances, cash (the “Transaction”). As of the closing of the Transaction, JBG SMITH will be a publicly traded real estate investment trust. The Contributing Entities are otherwise not parties to the formation transactions and the substantial majority of them will continue to exist independent of the Transaction. It is expected that the Partnership will merge with and into a subsidiary of the Operating Partnership, which will continue providing management and other services to, and on behalf of, certain of the Contributing Entities and the Property LLCs owned by the Contributing Entities that were not contributed in the Transaction.

On May 25, 2016, the Partnership and certain affiliated entities entered into a Master Combination Agreement (the “Combination Agreement”) with New York REIT, Inc. (“NYRT”). On August 2, 2016, the Partnership and NYRT entered into a Termination and Release Agreement (the “Termination Agreement”) which terminated the Combination Agreement. In accordance with the Termination Agreement, NYRT reimbursed the Partnership $9,500 for professional fees incurred by the Partnership pursuing the transactions governed by the Combination Agreement. The Partnership’s share of the reimbursement from NYRT totaled $1,303 and was recorded as a reduction of general and administrative expenses on the accompanying consolidated statement of income and comprehensive income. The remaining amount reimbursed by NYRT was recorded as a reduction of due from affiliates.

The Partnership has one reportable segment—real estate services.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from these estimates.

Principles of Consolidation—The consolidated financial statements include the accounts of the Partnership and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The Partnership has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Updated (“ASU”) No. 2015-02, Amendment to the Consolidation Analysis, which improves targeted areas of the consolidation guidance and reduces the number of consolidation models for all periods presented.

The Partnership does not have significant involvement and is not the primary beneficiary of any variable interest entities.

When the requirements for consolidation are not met, but the Partnership has significant influence over the operations of an investee, the Partnership accounts for its partially owned entities under the equity method. The Partnership’s judgement with respect to its level of influence of an entity involves the consideration of various factors, including voting rights, forms of its ownership interest, representation in the entity’s governance, the size of its investment (including loans), its ability to participate in policy making decisions and rights of the other investors to participate in the decision making process and to replace the Partnership as managing member and/or liquidate the venture, if applicable. The assessment of the Partnership’s influence over an entity affects the presentation of these investments in the accompanying consolidated financial statements.

Equity method investments are initially recorded at cost and subsequently adjusted for the Partnership’s share of net income or loss and cash contributions and distributions each period. See Note 5.

Cash and Cash Equivalents—For purposes of the accompanying consolidated balance sheet and consolidated statement of cash flows, the Partnership considers short-term investments with remaining maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable—Accounts receivable are stated at net realizable value. Management considers the following factors when determining the collectability of specific customer accounts: customer credit worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectability. Based on management’s assessments, an allowance for doubtful accounts was not deemed necessary as of December 31, 2016.

Property and Equipment—Furniture, fixtures, and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are costs incurred to prepare the Partnership’s corporate office space for occupancy and are depreciated on a straight-line basis over the shorter of the estimated useful lives of the improvements or the terms of the respective leases. The following are the estimated useful lives used for depreciation purposes:

Assets	Depreciation Period
Furniture, fixtures, and equipment	3-5 years
Leasehold improvements	8-15 years

Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements that improve or extend the useful life of the asset are capitalized. Depreciation and amortization expense related to property and equipment for the year ended December 31, 2016 was $1,620.

Business Combination—The Partnership accounts for business combinations using the acquisition method of accounting, under which the purchase price of the acquisition is allocated to the assets acquired and liabilities assuming using the fair values determined by management as of the acquisition date. Contingent consideration obligations that are elements of consideration transferred are recognized as of the acquisition date as part of the fair value transferred in exchange for the acquired business. Acquisition-related costs incurred in connection with the business combination are expensed.

Intangible Assets—Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives and are reviewed annually for impairment or when events or circumstances indicate their carrying amount may not be recoverable. No impairment was recorded during the year ended December 31, 2016.

Goodwill—Goodwill is the excess of cost of an acquired entity over the amounts specifically assigned to assets acquired and liabilities assumed in a business combination. The Partnership tests the carrying value of goodwill for impairment on an annual basis, or on an interim basis if an event occurs or circumstances change that would indicate the carrying amount may be impaired. Such interim circumstances may include, but are not limited to, significant adverse changes in the general business climate, unanticipated competition, and the loss of key personnel. The Partnership first assesses qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If assessing the totality of events or circumstances leads to a determination that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, a quantitative assessment is performed to determine if the goodwill is impaired. The Partnership does not believe that impairment indicators are present as of December 31, 2016, and, accordingly, no such losses have been reflected in the accompanying consolidated financial statements.

Long-Lived Assets—Long-lived assets, such as property and equipment, and acquired intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Partnership first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. The Partnership does not believe that impairment indicators are present as of December 31, 2016, and, accordingly, no such losses have been reflected in the accompanying consolidated financial statements.

Fair Value Measurements—U.S. GAAP has established a framework for measuring fair value and requires certain disclosures for all financial and non-financial instruments required to be recorded in the consolidated balance sheet or disclosed in the footnotes to the consolidated financial statements. Broadly, U.S. GAAP requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. U.S. GAAP generally requires the use of one or more valuation techniques that include the market, income, or cost approaches. U.S. GAAP also establishes market or observable inputs as the preferred source of values when using such valuation techniques, followed by assumptions based on hypothetical transactions in the absence of market inputs.

The valuation techniques required by U.S. GAAP are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. U.S. GAAP classifies inputs using the following hierarchy:

Level 1                                     Quoted prices for identical instruments in active markets.

Level 2                                     Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3                                     Significant inputs to the valuation model are unobservable.

Due to the uncertainty inherent in the valuation process, such estimates of fair value may differ significantly from the values that would have been used had a ready market for the asset or liability existed, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life of these assets and liabilities may cause the gains or losses, if any, ultimately realized, to be different than the valuations currently assigned.

The fair value of the intangible assets and goodwill and the measurement of the contingent consideration were based on unobservable inputs, including projected probability-weighted cash payments and a discount rate, which reflects a market rate. Changes in fair value may occur as a result of a change in the actual or projected cash payments, the probability weightings applied by the Partnership to projected payments, or a change in the discount rate. Significant increases or decreases in any of these inputs in isolation could result in a significant upward or downward change in the fair value measurement. Allocations of fair value to other assets and liabilities was equal to the respective carrying amounts.

The following table summarizes the Partnership’s liabilities measured at fair value on a recurring basis as of December 31, 2016:

	Level 1	Level 2	Level 3	Total
Contingent purchase consideration payable	—	—	$1,675	$1,675

The changes in the contingent purchase consideration payable measured at fair value for which the Partnership has used Level 3 inputs to determine fair value for the year ended December 31, 2016, are as follows:

Balance, January 1, 2016	$—
Fair value at acquisition	2,000
Unrealized gain	(325)
Balance, December 31, 2016	$1,675
Remeasurement included in earnings related to financial liabilities still held as of December 31, 2016	$325

The fair value of the Partnership’s contingent consideration payable as of December 31, 2016 was computed using a discounted cash flow valuation technique; the most significant input used in determining the fair value of contingent consideration was the fair value of the Partnership. This input was an unobservable Level 3 input which and was derived from various sources of information including consultation with third parties.

Revenue Recognition—The Partnership’s revenue streams are received for providing various real estate management and advisory services, including:

•                  Asset management services provided to the Contributing Entities, as delegated by the managing member or equivalent of each of the Contributing Entities, for executing strategies to maximize real estate values, managing/supervising asset performance, and providing related reporting and other services to the Fund investors. Asset management fees are recognized as services are provided. See also Note 8.

•                  Pre-development and construction management fees are received for services rendered at agreed upon hourly rates as stipulated in the related agreement. Revenue is recognized as services are provided or when the related fee has been earned.

•                  Development fees are received for services rendered and are based on a percentage of development costs incurred as stipulated in the related agreement. Revenue is recognized as services are provided or when the related fee has been earned.

•                  Property management services, include on-site oversight and maintenance, lease management, accounting, and other property related services. Property management fees are calculated as a percentage of rental revenue and are recognized as services are provided.

•                  Leasing commissions include commissions received when a lease is executed. Leasing commissions are recognized when earned.

Income Taxes—JBG/Operating Partners, L.P. is a limited partnership and certain subsidiaries of JBG/Operating Partners, L.P. are limited liability companies. Limited partnerships and limited liability companies are not subject to federal income taxes, although they may be subject to state income taxes in certain instances. The Partnership and the limited liabilities companies record no provision or benefit for federal income taxes because taxable income or loss passes through to and is reported by the partners and members on their respective income tax returns.

Deferred income taxes are provided for temporary differences in the reported costs of assets and liabilities and their tax bases, and are calculated due to the requirement of certain of the Partnership’s subsidiaries to pay unincorporated business franchise tax in Washington, DC (“DC Franchise Tax”). DC Franchise Tax is an income-based tax and accounted for under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 740, Income Taxes.

The tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Partnership recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Partnership applied the accounting standard to all tax positions for which the statute of limitations remained open. As a result of this review, the Partnership did not identify any material uncertain tax positions.

The Partnership recognizes interest and penalties related to unrecognized tax benefits in income tax expense. For the year ended December 31, 2016, the Partnership has not recognized any interest or penalties in the consolidated statement of income and comprehensive income. The Partnership is no longer subject to U.S. federal, state, or local income tax examinations by tax authorities for the years before 2013. The Partnership is not currently under examination by any taxing jurisdiction.

The Partnership’s DC Franchise Tax for the year ended December 31, 2016 totaled $386, and is included in income tax expense on the consolidated statement of income and comprehensive income.

NOTE 3—ACQUISITION OF AFFILIATE

Prior to January 8, 2016, the Partnership held a 33.3 percent interest in JBG/Rosenfeld Retail Properties, LLC (“JBGR”) and accounted for its interest using the equity method of accounting. On January 8, 2016, the Partnership acquired the remaining 66.7 percent interest for cash consideration of $4,668 plus contingent consideration of up to $2,250. The acquisition of JBGR is expected to enable the Partnership to provide a full range of real estate services for retail properties. Upon the acquisition, the estimated fair value of the contingent consideration totaled $2,000. The amount of contingent consideration payable will be determined based on the fair value of the Partnership derived from the Transaction described in Note 1. As of December 31, 2016, the estimated fair value of the contingent consideration was $1,675. The Partnership estimates that the contingent consideration will be paid during 2017.

The carrying value of the Partnership’s 33.3 percent interest was zero on the date of acquisition. Pursuant to U.S. GAAP, the Partnership’s existing equity interest is remeasured at fair value on the date of acquisition. The fair value adjustment is recognized as a gain in the consolidated statement of income and comprehensive income and allocated to investee’s assets and liabilities based on their relative fair values.

As of the acquisition date, the fair value of JBGR totaled $10,220. Of this amount, $4,668 was paid to the sellers, $2,000 of contingent consideration is payable to the sellers, and $3,552 is allocable to the Partnership for its existing 33.3 percent interest. Also included in gain on acquisition of affiliate, net on the consolidated statement of income and comprehensive income is the write-off of deferred rent receivable of $465 related to a preexisting sublease between the Partnership and JBGR.

The following table summarizes the preliminary estimated fair values of the assets and liabilities at the acquisition date.

Accounts receivable	$465
Other assets	90
Property and equipment	187
Accrued expenses	(812)
Net identifiable liabilities assumed	(70)
Intangible assets	1,323
Goodwill	8,967
Net assets acquired	$10,220

The goodwill recognized is attributable primarily to expected synergies and assembled workforce of JBGR. The amounts of revenue and net income of JBGR included in the Partnership’s consolidated statement of income and comprehensive income for the year ended December 31, 2016 are $9,036 and $1,191, respectively.

As of the acquisition date, the fair value of the accounts receivable, other assets, and accrued expenses approximated the historical basis of the assets and liabilities due to the near term liquidity of the assets and liabilities. The value for property and equipment was determined based on a replacement cost approach, adjusted for estimated depreciation.

The following table sets forth the acquired intangible assets detail as of December 31, 2016:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Exclusive leasing agreements	$1,002	$100	$902
Non-competition agreement	321	107	214
	$1,323	$207	$1,116

Exclusive leasing agreements are amortized on a straight-line basis over their estimated useful lives of approximately 10 years. The non-competition agreement is amortized on a straight-line basis over the term of the non-competition agreement, which is 3 years. Amortization expense for intangible assets for the year ended December 31, 2016 was $207.

Estimated amortization of the acquired intangible assets as of December 31, 2016 is as follows:

2017	$207
2018	207
2019	100
2020	100
2021	100
Thereafter	402
$1,116

Additionally, in January 2016, the Partnership entered into a Consulting Agreement with an entity owned by certain individual sellers of JBGR. The noncancelable term of the Consulting Agreement expires on January 1, 2018. Under the terms of the Consulting Agreements, monthly payments of $181 and $186 are payable in 2016 and 2017, respectively. The Partnership incurred consulting fees of $2,172 for the year ended December 31, 2016 related to the Consulting Agreement, which is included in general and administrative expense on the accompanying consolidated statement of income and comprehensive income.

NOTE 4—PROPERTY AND EQUIPMENT

The following table sets forth the details of property and equipment as of December 31, 2016:

Furniture, fixtures, and equipment	$8,260
Leasehold improvements	7,791
16,050
Less accumulated depreciation and amortization	(9,862)
Property and equipment, net	$6,189

NOTE 5—INVESTMENT IN AFFILIATE

The Partnership applies the equity method of accounting for investment in Hotco, LLC (“Hotco”). Under the Hotco limited liability agreement, the Partnership is not obligated to fund operating losses or other obligations of Hotco.

The Partnership periodically evaluates the carrying value of its equity method investment for impairment when the estimated fair value is less than the carrying value. The Partnership records a charge to reduce carrying value to estimated fair value when impairment is deemed other than temporary. No impairment was recorded for the year ended December 31, 2016.

The following information summarizes the aggregate financial position and results Hotco as of and for the year ended December 31, 2016:

Assets	$610
Liabilities	99
Equity	511
Total Liabilities and Equity	$610
Partnership’s Investment in Affiliate	$127
Net Income	$2,165
Partnership’s Ownership Percentage	24.9%

In addition to this equity method investment, the Partnership has several immaterial investments accounted for under the cost method.

In 2017, Hotco was dissolved and the remaining net assets were distributed to its members in accordance with the Hotco, LLC limited liability agreement.

NOTE 6—LINES OF CREDIT

The Partnership maintains a line of credit that had a maximum amount available of $8,000 as of December 31, 2016, which matures on September 30, 2017. The Partnership maintains a second line of credit with a maximum amount available of $8,000 as of December 31, 2016, which matures on June 30, 2017. Advances on the two lines of credit bear interest at a variable rate equal to the Adjusted London Interbank Offered Rate (“LIBOR”) plus 3.00 percent. As of December 31, 2016, borrowings on the lines of credit totaled $3,600 and the effective interest rate was 3.72 percent. The Partnership incurred interest expense of $243 for the year ended December 31, 2016, related to the lines of credit.

In connection with the Partnership obtaining each line of credit, certain of the Limited Partners entered into Repayment Guaranty Agreements (the “Guaranty Agreements”). Under the Guaranty Agreements, these Limited Partners agreed to guarantee timely payment due to the lender through the maturity date, including reasonable attorney fees and expenses. The terms of the Guaranty Agreements require partners to comply with certain financial covenants, including maintaining a collective minimum liquidity of $8,000 as of December 31, 2016. As of December 31, 2016, the partners were in compliance with the collective minimum liquidity requirement.

NOTE 7—LIMITED PARTNER PROFIT-SHARING EXPENSE

The Limited Partners serve in an employment capacity, delivering real estate services for the benefit of the Partnership. The Limited Partners receive salary and other benefits in that capacity from the Partnership’s general partner. The Partnership reimburses its general partner for these costs. In addition, and pursuant to the Limited Partnership Agreement, as amended (the “Partnership LPA”), the Limited Partners are entitled to receive a share of the Partnership’s annual distributable cash, as defined in the Partnership LPA (“Distributable Cash”), subject to continued employment. The payment of this Distributable Cash is referred to as an “Annual Profit-Sharing Payment.”

In addition to the Annual Profit-Sharing Payment, under the Partnership LPA, the Limited Partners are eligible to receive an annual profit-sharing payment equal to the Limited Partner’s share of Distributable Cash for each year in the five-year period following conclusion of such Limited Partner’s employment with the Partnership (“Redemption Payments”). Pursuant to the Partnership LPA, Redemption Payments vest ratably over a fifteen year period during the Limited Partner’s continued employment. The Annual Profit-Sharing Payment and the Redemption Payments are collectively referred to as the “Profit-Sharing Arrangement.”

The Limited Partners were not obligated to make an equity investment in the Partnership in exchange for the right to receive the benefit of the Annual Profit-Sharing Payment or Redemption Payments. Although the terms of the Partnership LPA require that Limited Partners contribute capital in the event of a capital call, no such capital call has occurred in the past, and none are expected in the future. In light of this history, the Partnership does not consider the Limited Partners to be substantively at risk for adverse changes in the net equity of the Partnership. The Partnership accounts for the Profit-Sharing Arrangement and recognizes corresponding compensation expense equal to (a) the Annual Profit-Sharing Payment; and (b) the vested portion of the Redemption Payments payable in accordance with the Partnership LPA when such future payments become probable and estimable. The compensation expense recorded related to these interests is recorded as limited partner profit-sharing expense on the consolidated statement of income and comprehensive income, and the vested portion of Redemption Payments is accrued as accrued limited partner profit-sharing expense on the consolidated balance sheet. The partners’ capital deficit is attributable to the expense recognition related to this Profit-Sharing Arrangement.

Judgment is required for purposes of estimating the Redemption Payments element of the Profit-Sharing Arrangement. Specifically, management must estimate the amount of final distributions expected to be paid based upon the availability of Distributable Cash.

In connection with the contemplated Transaction, this Profit-Sharing Arrangement is expected to be terminated. The Limited Partners are expected to receive units of limited partnership in the Operating Partnership to settle any future amounts due for vested Redemption Payments.

The current liability for Redemption Payments is equal to the amount payable over the next 12 months for Limited Partners that have previously retired or separated from the Partnership. Future actual payments may differ materially from current estimates. Future payment to the Limited Partners for the Annual Profit-Sharing Payments and future Redemption Payments is solely dependent upon the availability of Distributable Cash.

NOTE 8—ASSET MANAGEMENT FEES AND FEE CREDITS

Each of the Funds pay an Asset Management Fee to the Fund’s managing member (“Fund Managing Member Entity”). The Asset Management Fee is calculated quarterly on the basis of an annual rate ranging from 0.35 percent to 1.50 percent (0.029 percent to 0.125 percent per month) of the Fund’s committed or invested member capital as defined in the Fund’s organizational documents, determined and calculated as of the first day of each quarter, and payable monthly. At the election of the Fund Managing Member Entity, the Asset Management Fee is initially payable in the form of a credit amount representing a residual equity interest in the Fund up to certain defined monetary thresholds (“Asset Management Fee Credit”). Fee credits are presented as Asset Management Fee Credits in the consolidated statement of income and comprehensive income. After achievement of the threshold, the remaining Asset Management Fee is payable in cash. The Fund Managing Member Entity may, at any time, make an irrevocable election to receive the Asset Management Fee in cash instead of in the form of an Asset Management Fee Credit. Fees paid in cash are presented as Asset Management Fees in the consolidated statement of income and comprehensive income. As of December 31, 2016, all Asset Management Fee Credits have been earned and no Asset Management Fee Credits are expected to be earned in the future.

The Fund Managing Member Entity may delegate the provision of services, and may assign the corresponding fee, to an affiliate. The Fund Managing Member Entity has delegated responsibility for such services to the Partnership.

The Fund Managing Member Entity has granted the Asset Management Fee Credits to certain Partnership Limited Partners in exchange for services rendered to the Fund. The Partnership does not retain any portion of the Asset Management Fee Credits. These amounts are presented as asset management fee credit expense in the consolidated statement of income and comprehensive income. Measurement of the revenue amount and corresponding expense is based on the fair value of the services rendered as this amount is more readily determinable than the fair value of the residual equity interest in the Fund. The fair value of the services rendered is equal to the amount of cash that would have been received had the Fund Managing Member Entities elected to receive a cash payment instead of the fee credit.

In connection with the Transaction, it is expected that the asset management agreements will be amended. The amendments are expected to include the removal of the ability to elect a Fee Credit in lieu of a cash payment for the asset management fee, among other changes.

The Partnership does not have a direct ownership interest or any other interests in the Fund Managing Member Entities.

NOTE 9—COMMITMENTS

The Partnership’s general partner leases office space from a related party under a non-cancelable operating lease expiring in 2022. Because the general partner has no other operations or activities other than its interest in the Partnership, and the Partnership reimburses the general partner for all amounts due under the lease agreement, the rental obligation and related amounts are presented and disclosed in the Partnership’s consolidated financial statements.

The lease contains a renewal option for two additional five-year periods. The Partnership recognizes lease expense on a straight-line basis over the non-cancelable term of the lease. The Partnership reports the liability associated with the lease as deferred rent liability on the accompanying consolidated balance sheet. As of December 31, 2016, the deferred rent liability related to this lease was $3,173.

Future minimum rental payments due under the lease are as follows:

2017	$3,889
2018	3,991
2019	4,096
2020	4,203
2021	4,313
Thereafter	3,313
$23,805

For the year ended December 31, 2016 lease expense totaled $4,095, and is included in general and administrative expense on the accompanying consolidated statement of income and comprehensive income.

A portion of the leased space was subleased to JBGR; this sublease was terminated upon the acquisition of the remaining interest in JBGR in January 2016.

NOTE 10—BUSINESS AND CREDIT CONCENTRATIONS

Substantially all revenues of the Partnership are derived from performing services for the affiliated Contributing Entities and Property LLCs.

The Partnership maintains cash and cash equivalents at insured financial institutions. The combined account balances at each institution periodically exceed FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts in excess of FDIC insurance coverage. The Partnership believes that the risk is not significant.

NOTE 11—EMPLOYEE RETIREMENT SAVINGS PLAN

The Partnership’s general partner maintains a multiple employer retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code whereby employees may contribute a portion of their compensation to their respective retirement accounts, in an amount not to exceed the maximum allowed under the Internal Revenue Code. The Partnership provides a discretionary matching contribution, which totaled $823 for the year ended December 31, 2016, and is included in salary and benefits—reimbursement to general partner on the accompanying consolidated statement of income and comprehensive income. The Partnership may also provide a discretionary profit-sharing contribution under the plan. No discretionary profit-sharing contributions were made during the year ended December 31, 2016.

NOTE 12—RELATED PARTY TRANSACTIONS

The Partnership provides a wide range of services to affiliated entities, including asset management, property management, leasing, tenant improvement construction, acquisition, repositioning, development, redevelopment, accounting, and financing services. The rates for these services have been agreed upon in advance and are included in the related agreements. For the year ended December 31, 2016 revenues of $91,146, were earned from affiliated entities.

As of December 31, 2016, the Partnership had accounts receivable balances totaling $7,124 from affiliated entities and accounts payable totaling $200 due to an affiliate.

During the year ended December 31, 2016, the Partnership received reimbursements of professional fees incurred in 2016 and 2015 associated with the Combination Agreement described in Note 1. Fees reimbursed in 2016 by the Funds and other affiliates totaled $5,598 and fees reimbursed by NYRT, in accordance with the Termination Agreement described in Note 1, totaled $9,500. During the year ended December 31, 2016, the Partnership expensed professional fees incurred related to the Combination Agreement of $1,307 based on its value allocation associated with the intended transaction described in the Combination Agreement, which are included in general and administrative expenses on the accompanying consolidated statement of income and comprehensive income. As of December 31, 2016, $100 is due from an affiliate related to the fees incurred and is included in due from affiliate on the accompanying consolidated balance sheet. The amount due from the affiliate was repaid in January 2017.

During the year ended December 31, 2016, the Partnership incurred certain professional fees of $5,607 and certain personnel costs of $3,145 associated with the Transaction Agreement described in Note 1, which will be reimbursed by JBG SMITH upon closing of the Transaction described in Note 1. These reimbursable professional fees and personnel costs and are included in due from affiliate on the accompanying consolidated balance sheet.

NOTE 13—SUBSEQUENT EVENTS

The Partnership evaluated subsequent events through June 8, 2017, the date the consolidated financial statements were available to be issued.